                            U.S. LEGAL SUPPORT, INC.

           EXHIBIT 11.2--COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                 (IN THOUSANDS)

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
                                              NINE MONTHS        NINE MONTHS
                            YEAR ENDED           ENDED              ENDED
                         DECEMBER 31, 1996 SEPTEMBER 30, 1996 SEPTEMBER 30, 1997
PRIMARY:
  Weighted average
   common shares
   outstanding..........        2,385             2,385              2,385
  Assumed conversion of
   preferred stock
   issued within one
   year of initial
   public offering......        1,743             1,743              1,743
  Net effect of dilutive
   stock options and
   convertible debt.....          374               374                374
  Shares issued in
   initial public
   offering.............        3,500             3,500              3,500
                              -------            ------             ------
    Total primary
     shares.............        8,002             8,002              8,002
                              =======            ======             ======
  Pro forma net income..      $ 2,482            $1,731             $2,679
                              =======            ======             ======
  Pro forma net income
   per share............      $  0.31            $ 0.22             $ 0.33
                              =======            ======             ======
FULLY DILUTED:
  Weighted average
   common shares
   outstanding..........        2,385             2,385              2,385
  Assumed conversion of
   preferred stock
   issued within one
   year of initial
   public offering......        1,743             1,743              1,743
  Net effect of dilutive
   stock options and
   convertible debt--
   based on the treasury
   stock method using
   the year-end market
   price, if higher than
   average market
   price................          374               374                374
  Shares issued in
   initial public
   offering.............        3,500             3,500              3,500
                              -------            ------             ------
    Total fully diluted
     shares.............        8,002             8,002              8,002
                              =======            ======             ======
  Pro forma net income..      $ 2,482            $1,731             $2,679
                              =======            ======             ======
  Pro forma net income
   per share............      $  0.31            $ 0.22             $ 0.33
                              =======            ======             ======
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